UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

UNION STREET ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation)

001-33281 (Commission file number)	20-5221262 (I.R.S. Employer Identification No.)

102 South Union Street Alexandria, VA (Address of principal executive offices)	22314 (Zip Code)

(703) 682-0730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

IN CONNECTION WITH THE PROPOSED ACQUISITIONS (“ACQUISITIONS”) OF ARCHWAY MARKETING SERVICES, INC. AND RAZOR BUSINESS STRATEGY CONSULTANTS LLC, UNION STREET ACQUISITION CORP. (“USQ”) FILED A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON APRIL 23, 2008. THE COMPANY IS NOT NOW REQUESTING ANY PROXY. STOCKHOLDERS OF USQ AND OTHER INTERESTED PERSONS ARE ADVISED TO READ USQ’S PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, USQ’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH USQ’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS CONTAIN IMPORTANT INFORMATION, SUCH AS A DESCRIPTION OF THE SECURITY HOLDINGS OF USQ’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE ACQUISITIONS. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITIONS. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: UNION STREET ACQUISITION CORPORATION, 102 SOUTH UNION STREET, ALEXANDRIA, VIRGINIA, 22314. THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT CAN BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S WEBSITE (http://www.sec.gov).

USQ AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO HAVE PARTICIPATED IN THE SOLICITATION OF PROXIES FROM USQ’S STOCKHOLDERS IN FAVOR OF THE APPROVAL OF THE ACQUISITIONS. INFORMATION CONCERNING USQ’S DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE PUBLICLY FILED DOCUMENTS OF USQ. STOCKHOLDERS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF USQ AND ITS DIRECTORS AND EXECUTIVE OFFICERS IN THE ACQUISITIONS BY READING THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, DEFINITIVE PROXY STATEMENT REGARDING THE ACQUISITIONS.

ITEM 8.01 OTHER EVENTS

On May 19, 2008, Union Street Acquisition Corp. issued a press release announcing unaudited financial results for first quarter ended March 31, 2008 for Razor Business Strategy Consultants LLC and Archway Marketing Services, Inc., a copy of which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2008

UNION STREET ACQUISITION CORP.
By:	/s/ Brian Burke
Name:	Brian Burke
Title:	Chief Financial Officer